UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ] Definitive Information Statement

ICON DEVELOPMENT, INC.
(Name of Registrant As Specified In Charter)

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[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ICON DEVELOPMENT, INC.
1066 West Hastings Street, Suite 2610
Vancouver, BC, Canada V6E 3X2

Dear Stockholders:

On July 5, 2007, our board of directors adopted a resolution amending the Articles of Incorporation to change our corporate name to Xeno Transplants Corporation. The proposed name change was approved by the holders of a majority of our common stock by written consent resolution dated July 5, 2007, and is expected to be effective on or about August 13, 2007. The name change is being undertaken by us to reflect the shift in our business focus to research related to xenotransplantation.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed to all stockholders of record as of the close of business on July 5, 2007.

Elliot Lebowitz, President and Chief Executive Officer

ICON DEVELOPMENT, INC.

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT
OF MAJORITY STOCKHOLDERS IN LIEU OF MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being mailed on or about July 24, 2007 to stockholders of record as at July 5, 2007, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the corporate actions described below.

The cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement is being mailed or furnished to our stockholders in connection with the authorization of the corporate action described below as adopted by our Board of Directors at a regular meeting held on July 5, 2007 and the subsequent approval of such corporate action by the written consent resolution dated July 5, 2007 signed by stockholders holding in the aggregate 20,425,000 shares of our common stock representing 50.8% of the common stock outstanding on such date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to our stockholders on or about July 24, 2007, and the transaction described herein shall not become effective until at least the 20th day thereafter.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On July 5, 2007, our Board of Directors adopted a resolution to amend our Articles of Incorporation approving the change of our corporate name to Xeno Transplants Corporation and proposing that this resolution be submitted for a vote to our stockholders. The form of the Certificate of Amendment to the Articles of Incorporation, is attached hereto as Exhibit A.

The action taken by the Board of Directors was subsequently adopted by stockholders entitled to vote a majority of our common stock outstanding as at July 5, 2007, by way of written consent in the form attached hereto as Exhibit B.

The name change is being undertaken by us to reflect the shift in our business focus to research related to xenotransplantation.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposed name change.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of July 5, 2007, there were 40,170,820 shares of our common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held by such holder.

Stockholders holding in the aggregate 20,425,000 shares of common stock or 50.8% of the common stock outstanding on the record date approved the amendment of our Articles of Incorporation to change our name to Xeno Transplants Corporation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2007, certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group.

Title of Class	Number and Address of	Amount and Nature of	Percent of Class
	Beneficial Owner	Beneficial Ownership[1]
Common Stock	Elliot Lebowitz[2]	9,000,000	22.4%
Common Stock	Michael Perry [2]	150,000	*
Common Stock	David Sachs[2]	150,000	*
Common Stock	Milton Datsopoulos[2]	75,000	*
Common Stock	Ken Swaisland[3]	7,000,000	17.4%
Common Stock	EMI Opportunity Fund[4]	2,250,000	5.6%
Common Stock	All Executive Officers and Directors as a Group (6 people) [5]	9,375,000	23.3%

_______________________
* Indicates less than 1%

(1)

Beneficial ownership is calculated based on 40,170,820 shares of common stock issued and outstanding as of June 30, 2007. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2)

The address for these beneficial owners is c/o Icon Development, Inc., Suite 2610, 1066 West Hastings Street, Vancouver BC, Canada V6E 3X2. Mr. Lebowitz is our President and Chief Executive Officer and one of our directors, and Mr. Perry is one of our directors and our Chairman. Messrs. Sachs and Datsopoulos are directors.

(3)	The address for this beneficial owner is 4235 Evergreen Avenue, West Vancouver BC, Canada V7V 1H2. Mr. Swaisland is not one of our directors or officers.

(4)

The address for these beneficial owners is c/o SEAL Consulting S.A., Via Magetti 1, 4th Floor, Lugano 6900, Switzerland. EMI Opportunity Fund is a widely-held investment fund with multiple beneficial owners.

(5)	Includes 0 shares held by James Beckner and Wayne Smith. Mr. Smith is one of our directors and Corporate Secretary, Treasurer, and Chief Financial Officer. Mr. Beckner is one of our directors.

We are not aware of any arrangements that may result in a change of control of the Company.

Change in Control

We executed an Agreement and Plan of Merger dated April 24, 2007 (the “Agreement and Plan of Merger”) between us, Icon Acquisition Corporation (“Merger Sub”), American Xeno, Inc. (“Xeno”) and the stockholders of Xeno (the “Xeno Stockholders”), which set forth the terms and conditions pursuant to which Merger Sub merged with and into Xeno (the “Merger”). Pursuant to the terms of the Agreement and Plan of Merger, each Xeno Stockholder received one share of our common stock for every 2 shares of common stock of Xeno held prior to the Merger. As a result of the Merger, Xeno became our subsidiary, and after the cancellation of 12,500,000 shares by founding stockholder Kennedy Kerster, we underwent a change of control, as the Xeno Stockholders acquired approximately 71% of our issued and outstanding shares of common stock. In conjunction with the Merger, we intend to complete a private placement of units (“Units”) to sell up to 1,500,000 Units at a price of $1.00 per Unit to certain eligible investors. Each Unit will consist of one share of common stock and one-half of one common stock purchase warrant. Each whole purchase warrant will entitle the holder for eighteen months from the date of issuance of the Units to acquire one additional share of common stock at an exercise price of $2.00.

On May 3, 2007, Kennedy Kerster resigned as our Chief Executive Officer, Chief Financial Officer, and President. On the same day, Elliot Lebowitz replaced Mr. Kerster as President and Chief Executive Officer, Wayne Smith was appointed as Corporate Secretary, Treasurer and Chief Financial Officer and Michael Perry is our Chairman of the Board.

In connection with the Merger and the resulting change in control, Mr. Kerster resigned as director on May 3, 2007 and Mr. Lebowitz, David Sachs, Michael Perry, Milton Datsopoulus and James Beckner were appointed to the Board.

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the amendment to our Articles of Incorporation to change our corporate name to Xeno Transplants Corporation will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the Certificate of Amendment will be filed on or about the close of business on August 13, 2007 however we cannot guarantee that this date will be met.

VOTING PROCEDURES

Pursuant to Nevada corporate laws, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation, which vote was obtained by majority written consent of the holders of the issued and outstanding shares of our common stock on July 5, 2007. As a result, the amended Articles of Incorporation were approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation to change our name to Xeno Transplants Corporation.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission (“SEC”). Certain of our SEC filings are available over the Internet at the SEC’s EDGAR archives at http://www.sec.gov.

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Wayne Smith, 1066 West Hastings Street, Suite 2610, Vancouver, BC, Canada V6E 3X2 or by calling us at (604) 684-4691.

For the Board of Directors,

/s/ Wayne Smith
Wayne Smith
Chief Financial Officer, Treasurer and Secretary

Vancouver, British Columbia

July 24, 2007

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate. biz	EXHIBIT A

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Icon Development, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE ONE. The name of the corporation is: Xeno Transplants Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 50.8%

4. Effective date of filing (optional):
                                                                            (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):  X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78.385 Amend 2007
This form must be accompanied by appropriate fees.	Revised on: 01/01/07

EXHIBIT B

WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS OF
ICON DEVELOPMENT, INC.

_______________________________

July 5, 2007
_______________________________

          In accordance with Chapter 78.320 of the Nevada Revised Statutes (the “Nevada Revised Statutes”), the undersigned, being certain stockholders (the “Stockholders”) of Icon Development, Inc., a Nevada corporation (the “Corporation”), holding at least a majority of the voting power of the Corporation necessary to take such action listed below, by written consent in lieu of a special meeting of the Stockholders of the Corporation, hereby agree to the following resolution:

Approval of Name Change

          RESOLVED, that the Stockholders hereby approve changing the Corporation’s name from “Icon Development, Inc.” to “Xeno Transplants Corporation” and amending the Corporation’s articles of incorporation to reflect the same.

          The execution of this written consent shall constitute written waiver of any notice required by the Nevada Revised Statutes, the Corporation’s bylaws, as amended, or the Corporation’s articles of incorporation, as amended. The actions set forth herein shall be effective on the date first specified above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this consent, which may be executed by facsimile and in counterparts, was executed by each of the undersigned stockholders on the date set forth opposite his, her or its signature, and the action taken hereby was effective on the date specified above.

		Number of shares

/s/ Elliot and Barbara Lebowitz	Date: July 5, 2007	9,000,000
Elliot and Barbara Lebowitz

/s/ Ken Swaisland	Date: July 5, 2007	7,000,000
Ken Swaisland

/s/ Altaf Nazerali	Date: July 5, 2007	1,800,000
per: Altaf Nazerali, President
Pensbreigh Holdings, Ltd.

/s/ Altaf Nazerali	Date: July 5, 2007	2,250,000
per: Altaf Nazerali
EMI Opportunity Fund

/s/ David H. Sachs	Date: July 5, 2007	150,000
David H. Sachs

/s/ Milton Datsopoulos	Date: July 10, 2007	75,000
Milton Datsopoulos

/s/ Michael S. Perry	Date: July 5, 2007	150,000
Michael S. Perry

		________
Total		20,425,000